UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1312 17th Street, Unit 2136

Golden, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2026, Golden Minerals Company (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Streamline Metals Capital Ltd., a private mining investment company (“Streamline”), providing for the issuance and sale by the Company in a private placement (the “Private Placement”) an aggregate of 3,740,000 shares of the Company’s common stock, $0.01 par value per share, at a purchase price of US$0.2290 per share (the “Private Placement Shares”), for aggregate gross proceeds of approximately US$856,463.

The Private Placement Shares will be offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D or Regulation S promulgated thereunder, and will not be registered under the Securities Act or applicable state securities laws.

The Private Placement is expected to close on or around May 20, 2026, subject to the Company receiving all required regulatory approvals, including from the Toronto Stock Exchange.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD.

On May 15, 2026, the Company issued a press release regarding the Private Placement and the Sale Transaction (as defined below). A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 14, 2026, the Company, ECU Silver Mining Inc., a corporation incorporated under the laws of the Province of Quebec and wholly owned subsidiary of the Company (“ESM”), and Golden Minerals Services Corp., a corporation incorporated under the laws of the State of Delaware, and wholly owned subsidiary of the Company (“GMSC,” and together with ESM, the “Vendors”), entered into a Share Purchase Agreement (the “Sale Agreement”) with Streamline and Horizon Silver Resources Ltd. (together with Streamline, the “Purchasers”), pursuant to which the Vendors agreed to sell and transfer all of the issued and outstanding shares (the “Minera William Shares”) of Minera William, S.A. de C.V., a Mexican corporation (“Minera William”), to the Purchasers (the “Sale Transaction”).

Minera William is the sole owner of the El Par de Tres 2 property in Mexico and is entitled to receive a 2.0% net smelter returns royalty on all minerals produced, recovered, and sold from the San Diego property in Mexico. The aggregate purchase price for the Minera William Shares is US$1,200,000, payable in cash. The closing of the Sale Transaction occurred on May 14, 2026.

The Company guaranteed the performance of the covenants, agreements, and other obligations of the Vendors contained in the Sale Agreement.

The Company intends to use the proceeds from the Private Placement and the Sale Transaction (i) for working capital purposes; (ii) to advance joint venture processes in relation to the Company’s Sand Canyon project in Nevada and Sarita Desierto project in Salta, Argentina; (iii) to evaluate new project opportunities, including opportunities in Bolivia; and (iv) for other general working capital and corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1●	Subscription Agreement between Golden Minerals Company and Streamline Metals Capital Ltd., dated as of May 14, 2026.
99.1	Press Release of Golden Minerals Company, dated May 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

●	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026

Golden Minerals Company

By:	/s/ Pablo Castanos
	Name:	Pablo Castanos
	Title:	President and Chief Executive Officer

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